Exhibit 10.6

EPAM SYSTEMS, INC.

AMENDED AND RESTATED 2006 STOCK OPTION PLAN

(amended and restated as of [                     ]1)

1.	PURPOSE.

The purpose of this Amended and Restated 2006 Stock Option Plan of EPAM Systems, Inc., a Delaware corporation (the “Company”), as may be further amended from time to time (this “Plan”) is to promote the financial interests of the Company, including its growth and performance, by encouraging directors, officers, employees, and consultants of the Company and its subsidiaries to acquire an ownership position in the Company, enhancing the ability of the Company and its subsidiaries to attract and retain personnel of outstanding ability, and providing those individuals with a way to acquire or increase their proprietary interest in the Company’s success.

2.	SHARES SUBJECT TO THIS PLAN.

Subject to adjustment as provided in Section 11 hereof, up to Seven Million Three Hundred Ninety Five Thousand Eight Hundred Forty (7,395,840) shares of the Common Stock, par value $0.001 per share, of the Company (the “Shares”) shall be available for the grant of nonqualified stock options under this Plan. The Shares issued under this Plan may be authorized and unissued Shares, as the Company may from time to time determine. The Shares subject to this Plan shall not be exercisable for an exercise price that is less than the fair market value of a Share as of the date of grant of such option, as determined by the Committee in good faith and on such basis as it deems appropriate. Whenever possible, the determination of the fair market value shall be based upon the closing price of a Share on the day before the date of grant of the option. The Company shall reserve and keep available such number of Shares as will satisfy the requirements of all outstanding options granted under this Plan. Shares subject to an option that expires unexercised, that is forfeited, terminated or canceled, in whole or in part, or is paid in cash in lieu of Shares, shall thereafter again be available for grant under the EPAM Systems Inc. 2012 Long Term Incentive Plan. Effective as of the Effective Date set forth in Section 13 of this Plan, no options may be granted under this Plan, but any options outstanding under this Plan as of such date shall continue to be governed by this Plan and the applicable award agreement.

[1]	The closing date of the IPO.

3.	ADMINISTRATION.

3.1. Compensation Committee. This Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors of the Company, such Committee shall consist of at least two (2) members of the Board of Directors. A majority of the Committee shall constitute a quorum, and the acts of a majority shall be the acts of the Committee. Until such time that the Board of Directors appoints all of the members to the Committee in writing, the Board of Directors shall administer this Plan (and provision of this Plan that requires the Committee to act shall be performed by the Board of Directors) and a majority of the Board of Directors shall constitute a quorum, and the acts of a majority shall be the acts of the Board of Directors.

3.2. Powers. Subject to the provisions of this Plan, the Committee shall (i) from time to time select directors, officers, employees, contractors and consultants of the Company and its subsidiaries who will participate in this Plan (the “Participants”), determine the type of options to be granted to Participants, determine the Shares subject to option, and (ii) have the authority to interpret this Plan, to establish, amend and rescind any rules and regulations relating to this Plan, determine the terms and provisions of any agreements entered into hereunder, and make all other determinations necessary or advisable for the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any option in the manner and to the extent it shall deem desirable to carry it into effect. The determinations of the Committee in the administration of this Plan, as described herein, shall be final and conclusive.

4.	ELIGIBILITY.

All directors, officers, and employees and certain independent contractors of the Company and its subsidiaries, as determined by the Committee, are eligible to be participants (the “Participants”) in this Plan.

5.	EXERCISE OF OPTIONS.

5.1. Time and Price. Options shall vest and be exercisable on an annual basis, or such period pursuant to Section 5 or such other period as designated by the Committee. In no event may options be exercisable more than 10 years after their date of grant (the “Expiration Date”). The option price of each Share as to which a stock option is exercised shall be paid in full at the time of such exercise.

5.2. Option Exercise. To exercise the option, the Participant or his or her successor shall deliver to the Company (i) written notice, setting forth the number of Shares being purchased and the date of exercise of the option and (ii) full payment for the Shares being purchased. The payment for the Shares may be made by any of the following methods or any combination thereof as permitted by the Committee: (A) cash, (B) check, (C) tendering of Shares (including those underlying awards under the Plan) that have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which the option is exercised and any applicable withholding taxes or (D) through a cashless brokered exercise program that complies with the applicable laws and that ensures prompt delivery to the Company of the amount required to pay the exercise price and any applicable withholding taxes. If the option is exercised by the successor of the Participant, following his or her death, proof shall be submitted, satisfactory to the Committee, of the right of the successor to exercise the option. Any stock certificates evidencing Shares issued pursuant to this Plan which have not been registered with the United States Securities and Exchange Commission shall contain appropriate legends. No certificates representing Shares shall be issued pursuant to this Plan until full payment for such Shares has been made.

5.3. No Shareholder Rights. The Participant shall have no rights as a shareholder with respect to optioned Shares until the date of exercise of the option with respect to such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to such date of exercise, except as provided in Section 11 or as otherwise provided herein. The Company shall not be required to transfer or deliver any certificates for Shares purchased upon any exercise of any option until after compliance with all then applicable requirements of applicable law. Any fraction of a Share required to satisfy such obligation shall be disregarded and the amount due shall instead be paid in cash to the Participant.

6.	TAXES.

6.1. Withholding. The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to require prior to the issuance or delivery of any Shares or the payment of cash under this Plan, any taxes required by law to be withheld therefrom. The Committee in its sole and absolute discretion may permit a Participant to elect to satisfy such withholding obligation by having the Company retain the number of Shares the fair market value of which equals the amount required to be withheld.

6.2. Issuance Taxes. The issuance of stock certificates upon exercise of the option shall be made without charge to the exercising holder for any stamp or similar tax imposed with respect thereto. The Company shall not, however, be required to pay any such tax that may be payable on account of the issuance and delivery of stock certificates in any name other than that of the registered holder of the option, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof have paid to the Company the amount of such tax or have established to the satisfaction of the Company that such tax has been paid.

7.	NON-TRANSFERABILITY.

7.1 No option shall be assigned, pledged, sold, transferred or, otherwise encumbered or disposed of, either voluntarily or by operation of law (whether by virtue of execution, attachment, or similar process) (each of the foregoing a “Transfer”), except (i) by will or by the laws of descent or distribution or (ii) to the extent permitted by the Committee in its sole and absolute discretion. An option may be exercised during the lifetime of Participant only by him or her. The terms of an option shall be binding upon the executors, administrators, heirs, successors and assigns of Participant.

7.2 A Participant may designate a beneficiary or change a previous beneficiary designation at such times prescribed by the Committee by using forms and following procedures approved or accepted by the Committee for that purpose.

8.	REGISTRATION RIGHTS AGREEMENT; RESTRICTIVE ENDORSEMENTS

8.1 Notwithstanding anything contained in this Plan to the contrary, as a condition precedent to the Participant exercising all or any portion of an option, the Participant shall acknowledge that the Participant has read and agrees in writing to be legally bound by (and shall become a party to, if applicable) all applicable formal written agreements among the Company and its shareholders (currently, that certain Registration Rights Agreement, dated as of February 19, 2008), which govern at least a majority of the then issued and outstanding shares of the Company and, which are in full force and effect at the time of the Participant’s election to exercise the option.

8.2 The Company reserves the right to include appropriate legends on any stock certificates evidencing shares issued pursuant to this Plan, to the extent such legends are required to comply with transfer restrictions pursuant to applicable securities laws.

9.	NO RIGHT TO EMPLOYMENT OR OTHER RELATIONSHIP.

No person shall have any claim or right to be granted an option, and the grant of an option shall not be construed as giving a Participant the right to be retained as an employee, officer, contractor, consultant or director of the Company or its subsidiaries. Further, the Company and its subsidiaries expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under this Plan, except as provided herein or in any agreement entered into hereunder.

10.	TERMINATION OF RIGHTS, CERTAIN EVENTS.

10.1. In General. Except as otherwise provided for in this Plan, if at any time while an option is unexercised and unexpired, such Participant’s employment or other form of relationship with the Company or its subsidiaries is terminated for any reason or no reason, then all unexercised or unexpired options granted or awarded, which are fully vested on or before the date of termination will continue to exist and be exercisable for a period of thirty (30) days following the date of termination (but in no event later than the Expiration Date), unless the Committee in its sole and absolute discretion determines that the options should be exercisable to some greater extent or remain exercisable for some longer period (ending in no event later than the Expiration Date). All other unexercised or unexpired options granted or awarded to the terminated Participant, which have not fully vested on or before the date of termination, will terminate on the termination date, and immediately be forfeited and lapse.

10.2. Termination for Cause; Voluntary Termination. Notwithstanding the first sentence contained in Section 10.1 to the contrary, in the event the employment or other form of relationship of the Participant with the Company or its subsidiaries is terminated for “Cause” (as defined below) or if the Participant voluntarily terminates such Participant’s employment or other form of relationship with the Company or its subsidiaries, the outstanding vested options then held by such terminated Participant shall be deemed “frozen” and shall not be exercisable for the ten (10) day period immediately following the date of such termination so that the Committee (in the case of options held by persons then covered by Section 16 of the Exchange Act) or the Company (in the case of options held by all other Participants) can decide whether to elect to terminate all such outstanding vested options. In the event the Committee or the Company, as applicable, exercises its rights to terminate the vested options as described above, such options shall immediately terminate, be immediately forfeited and will lapse at that time. The determination of terminating the options under this Section 10.2 above shall be made by the Committee or the Company, as applicable, in its sole and absolute discretion, and its determination shall be final, binding and conclusive. Nothing in this Section 10.2 shall be construed to enable the Committee or the Company to have any right to terminate the options under this Section 10.2 (x) if such right would violate any applicable law (including any applicable state securities law) or (y) in the event of a Retirement, Disability or death of the Participant and Sections 10.3, 10.4 and 10.5, respectively shall govern the Participant’s rights in such event. For purposes of this Plan, “Cause” means the Company’s (or its subsidiary’s, if applicable) termination of the Participant’s employment or other form of relationship with the Company (or its subsidiary, if applicable) upon the occurrence of any of the following: (i) to the extent that the Company or a subsidiary of the Company maintains a written agreement of employment, consulting or similar arrangement with the Participant and the Company (or the subsidiary) terminates the Participant’s employ or engagement pursuant to that agreement for “cause” (as “cause” is defined in that agreement); (ii) the Participant’s gross negligence or willful misconduct with respect to the Participant’s employment or other form of relationship with the Company or a subsidiary of the Company; or (iii) the conviction of the Participant of a felony or any crime involving moral turpitude, fraud or dishonesty.

10.3. Retirement. In the event that the Participant reaches his or her “normal retirement age,” which, for purposes of this Plan, shall mean age 62 (unless the Company adopts a retirement or similar plan which defines “normal retirement age” to mean an age other than 62 and in such case, the Committee shall determine whether to revise the definition of “normal retirement age” contained in this Plan accordingly) and thereafter retires from service with the Company or its subsidiary (a “Retirement”), the Participant shall be entitled to exercise his or her options to the same extent that such options would have been exercisable on the effective date of Retirement for a period of ninety (90) days thereafter (but in no event later than the Expiration Date), unless the Committee in its sole and absolute discretion determines that the options should be exercisable to some greater extent or remain exercisable for some longer period (ending in no event later than the Expiration Date).

10.4. Disability. In the event that the Participant’s employment or other form of relationship with the Company is terminated as a result of Disability (as defined below), the Participant shall remain entitled to exercise the options granted to the same extent that such options would have been exercisable on the effective date of the termination of his or her employment or other relationship with the Company for a period of ninety (90) days thereafter (but in no event later than the Expiration Date), unless the Committee in its sole and absolute discretion determines that the options should be exercisable to some greater extent or remain exercisable for some longer period (ending in no event later than the Expiration Date). For purposes of this Plan, “Disability” means a physical or mental disease, injury, or infirmity that prevents the Participant from performing the substantial duties of his or her position with the Company or its subsidiaries for a period of ninety (90) consecutive days as certified by a physician designated by or acceptable to the Committee. Subject to the exercise right granted by this Section 10.4, all unexercised and nonvested options of a disabled Participant shall immediately forfeit and lapse upon the termination of employment or other form of relationship due to Disability.

10.5. Death. If a Participant’s employment or other form of relationship with the Company is terminated by reason of his or her death, such Participant’s personal representatives, estate or heirs (as the case may be) may exercise, subject to any restrictions imposed by the Committee at the time of the grant, any option which was exercisable by the Participant as of the date of his or her death for a period of ninety (90) days after the date of the Participant’s death (but in no event later than the Expiration Date), unless the Committee in its sole and absolute discretion determines that the options should be exercisable to some greater extent or remain exercisable for some longer period (ending in no event later than the Expiration Date). Subject to the exercise right granted by this Section 10.5, all unexercised and nonvested options of a deceased Participant shall immediately forfeit and lapse upon the date of the Participant’s death.

10.6. Liquidation. In the event of a Liquidation (as defined in the Company’s Second Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on February 19, 2008 (the “Certificate”)): (1) each outstanding nonvested option shall automatically vest immediately prior to such Liquidation; and (2) each outstanding vested option (including options which vested pursuant to clause (1) above) must be exercised by the Participant immediately prior to such Liquidation (in the manner designated by the Committee consistent with Section 5.1) or otherwise be deemed forfeited.

10.7. Reorganization Event. In the event of a Reorganization Event (as defined in the Certificate): (1) each outstanding nonvested option, in the sole discretion of the Committee, shall either (i) automatically vest immediately prior to such Reorganization Event, or (ii) be replaced with a comparable option to purchase shares of the capital stock of the successor entity (or affiliate thereof); and (2) each outstanding vested option (including options which vested pursuant to clause (1) above), in the sole discretion of the Committee, shall either (i) be required by the Committee to be exercised immediately prior to such Reorganization Event (in the manner designated by the Committee consistent with Section 5.1) or otherwise be deemed forfeited, or (ii) be replaced with a comparable option to purchase shares of the capital stock of the successor entity (or affiliate thereof), or (iii) purchased by the Company or successor entity (or affiliate thereof) for a payment to the holder of such option equal to the difference between (A) the product of (x) the consideration received for each Share in such Reorganization Event multiplied by (y) the number of Shares subject to such option and (B) the aggregate exercise price of such option. The determination of option comparability under this Section 10.7 above shall be made by the Committee in its sole and absolute discretion, and its determination shall be final, binding and conclusive.

10.8. Notice. The Committee shall provide notice to each Participant within a reasonable period of time in order for each Participant to decide whether to exercise its option (if applicable) as described by this Section 10.

11.	ADJUSTMENT OF AND CHANGES IN SHARES.

In the event of any change in the outstanding Shares by reason of any Share dividend or split, recapitalization, merger, consolidation, spinoff, combination or exchange of Shares or other corporate change, or any distributions to shareholders other than regular cash dividends, the Committee shall adjust (i) the aggregate number of Shares reserved for issuance under the Plan and (ii) the number, exercise price and, if applicable, type of Shares underlying outstanding awards under the Plan, in each case, as may be determined by the Committee in its sole discretion to be necessary to prevent dilution or enlargement of the benefits or potential benefits awarded or intended to be awarded under the Plan.

12.	AMENDMENT.

The Board of Directors may amend or terminate this Plan or any portion thereof at any time, provided that no amendment shall be made without shareholder approval if such approval is necessary in order for this Plan to continue to comply with all applicable tax laws and applicable securities laws.

13.	EFFECTIVE DATE.

This Plan was adopted by the Board of Directors of the Company, and upon approval of the Shareholders of the Company was effective as of May 31, 2006. This Plan, as amended and restated, shall be effective as of closing date of the IPO (defined as “the firm commitment underwritten public offering of shares of common stock of the Company, $0.001 par value per share, pursuant to an effective registration statement under the Securities Act of 1933, as amended, filed with the Securities and

Exchange Commission on Form S-1 (or a successor form) after which sale such shares of common stock are (i) listed on a national securities exchange or authorized to be quoted on an inter-dealer quotation system of a registered national securities association and (ii) registered under the Securities Exchange Act of 1934, as amended”) (the “Effective Date”). Unless extended or earlier terminated by the Board of Directors, this Plan shall continue in effect until, and shall terminate on, the tenth anniversary of the Effective Date of this Plan. Unless so extended, no additional options may be granted on or after the tenth anniversary of the Effective Date of this Plan.

14.	VIOLATIONS.

In the event any term or provision of this Plan violates any law applicable to it, such term shall be in force to the fullest extent permitted by such applicable law. Accordingly, in the event any option granted or exercisable hereunder violates any applicable law, such option shall not be exercisable and the issuance and delivery of the underlying Shares thereunder shall be limited to the extent that such option or issuance violates applicable law.

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